Three Bryant Park 1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

Form of Tax Opinion for Non-Shell Reorganizations

[__], 2026

Board of Trustees

[Target Portfolio]

Guardian Variable Products Trust

10 Hudson Yards

New York, NY 10001

Board of Trustees

[Existing Acquiring Portfolio]

[Acquiring Portfolio Trust]

5300 Memorial Drive, Suite 1150

Houston, TX 77007

Dear Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences to [__] (the “Target Portfolio”), a series of Guardian Variable Products Trust, a Delaware statutory trust (the “Target Portfolio Trust”), and to [__] (the “Existing Acquiring Portfolio”), a series of [__], a Massachusetts business trust (the “Acquiring Portfolio Trust”), and to the separate accounts of The Guardian Insurance & Annuity Company, Inc. (“GIAC”) that hold shares of beneficial interest of the Target Portfolio (the “Target Portfolio Shareholders”), in connection with the transfer of all of the assets as defined in paragraph 1.2 of the Agreement and Plan of Reorganization (the “Agreement”), dated as of [__], 2026, executed by the Acquiring Portfolio Trust on behalf of the Existing Acquiring Portfolio and by the Target Portfolio Trust on behalf of the Target Portfolio, of the Target Portfolio (the “Assets”) to the Existing Acquiring Portfolio in exchange solely for shares of beneficial interest of the Existing Acquiring Portfolio (the “Existing Acquiring Portfolio Shares”) and the assumption of the Target Portfolio’s liabilities as defined in paragraph 1.3 of the Agreement by the Existing Acquiring Portfolio, followed by the distribution of the Existing Acquiring Portfolio Shares received by the Target Portfolio to the Target Portfolio Shareholders in complete liquidation of the Target Portfolio (the “Reorganization”), all pursuant to the Agreement.

Page 2 [Target Portfolio] – [Acquiring Portfolio] [__], 2026

For purposes of this opinion, we have examined and relied upon (i) the Agreement, (ii) the Form N-14 Registration Statement, (iii) the facts and representations contained in the letter dated on or about the date hereof addressed to us from the Acquiring Portfolio Trust on behalf of the Existing Acquiring Portfolio, (iv) the facts and representations contained in the letter dated on or about the date hereof addressed to us from the Target Portfolio Trust on behalf of the Target Portfolio, and (v) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.

This opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the United States Treasury Regulations (the “Treasury Regulations”), judicial decisions, and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. This opinion is conditioned upon (i) the Reorganization taking place in the manner described in the Agreement and (ii) (1) the information provided in the Form N-14 Registration Statement and (2) the facts and representations in the letters from the Target Portfolio Trust and the Acquiring Portfolio Trust being true, correct and complete as of the closing date of the Reorganization (and, where relevant, thereafter).

Based upon the foregoing, it is our opinion that for U.S. federal income tax purposes with respect to each Reorganization of a Target Portfolio into a corresponding Existing Acquiring Portfolio:

1.

The transfer of the Assets to the Existing Acquiring Portfolio in exchange for Acquiring Portfolio Shares will be treated as a taxable transfer of the Assets and GIAC, as the owner of the Assets for U.S. federal income tax purposes, will recognize gain or loss on the transfer of the Assets to the Existing Acquiring Portfolio;

2.	The Existing Acquiring Portfolio will recognize no gain or loss on the Reorganization;

3.	The Existing Acquiring Portfolio’s tax basis in each Asset of the Target Portfolio transferred to it will be the fair market value of such Asset as of the effective time of the Reorganization; and

Page 3 [Target Portfolio] – [Acquiring Portfolio] [__], 2026

4.	The Existing Acquiring Portfolio’s holding period for the Assets of the Target Portfolio transferred to it will start on the day following the date of the Reorganization.

We express no opinion as to the U.S. federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Agreement.

We hereby consent to the filing of this opinion as an exhibit to the Form N-14 Registration Statement and to all references to our firm therein.

Very truly yours,

Three Bryant Park 1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

Form of Tax Opinion for Contract Owners

[__], 2026

Board of Trustees

[Target Portfolio]

Guardian Variable Products Trust

10 Hudson Yards

New York, NY 10001

Board of Trustees

[Acquiring Portfolio]

[Acquiring Portfolio Trust]

5300 Memorial Drive, Suite 1150

Houston, TX 77007

The Guardian Insurance & Annuity Company, Inc.

10 Hudson Yards

New York, New York 10001

Dear Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences to the holders (the “GIAC Contract Owners”) of variable annuity contracts or variable life insurance policies (the “GIAC Contracts”) that are issued by The Guardian Insurance & Annuity Company, Inc. (“GIAC”) and are funded by separate accounts of GIAC for which [__] (the “Target Portfolio”), a series of Guardian Variable Products Trust, a Delaware statutory trust (the “Target Portfolio Trust”), serves as an underlying investment vehicle, in connection with the transfer of all of the assets of the Target Portfolio to [__] (the “Acquiring Portfolio”), a series of [__], a Massachusetts business trust (the “Acquiring Portfolio Trust”), in exchange solely for shares of beneficial interest of the Acquiring Portfolio (the “Acquiring Portfolio Shares”) and the assumption of the Target Portfolio’s liabilities by the Acquiring Portfolio, followed by the distribution of the Acquiring Portfolio Shares received by the Target Portfolio to its shareholders in complete liquidation of the Target Portfolio (the “Reorganization”), all pursuant to the Agreement and Plan of Reorganization (the “Agreement”), dated as of

Page 2 [Target Portfolio] – [Acquiring Portfolio] [__], 2026

[__], 2026, executed by the Acquiring Portfolio Trust on behalf of the Acquiring Portfolio and by the Target Portfolio Trust on behalf of the Target Portfolio.

For purposes of this opinion, we have examined and relied upon (i) the Agreement, (ii) the Form N-14 Registration Statement, (iii) the facts and representations contained in the letter dated on or about the date hereof addressed to us from the Acquiring Portfolio Trust on behalf of the Acquiring Portfolio, (iv) the facts and representations contained in the letter dated on or about the date hereof addressed to us from GIAC, and (v) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.

For purposes of this opinion, we are assuming that (i) each of the GIAC Contracts is and, at the time of the Reorganization, will be treated as a “variable contract” within the meaning of Section 817(d) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) under the so-called investor control rules, GIAC, and not the GIAC Contract Owners, has been and is treated for U.S. federal income tax purposes as the owner of the beneficial interests in the Target Portfolio, and (iii) the ownership of shares in and access to the Target Portfolio and the Acquiring Portfolio satisfies the requirements and limitations that apply to variable contracts for U.S. federal income tax purposes under the investor control doctrine and the requirements and limitations specifically set forth in Section 1.817-5(f) of the United States Treasury Regulations (the “Treasury Regulations”).

This opinion is based upon the Code, the Treasury Regulations, judicial decisions, and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. This opinion is conditioned upon (i) the Reorganization taking place in the manner described in the Agreement and (ii) (1) the information provided in the Form N-14 Registration Statement, (2) the facts and representations in the letters from GIAC and the Acquiring Portfolio Trust, and (3) the above assumptions being true, correct and complete as of the closing date of the Reorganization (and, where relevant, thereafter).

Based upon the foregoing, it is our opinion that for U.S. federal income tax purposes the GIAC Contract Owners will not recognize any taxable income, gains or losses as a result of the Reorganization.

Page 3 [Target Portfolio] – [Acquiring Portfolio] [__], 2026

We express no opinion as to the U.S. federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Agreement.

We hereby consent to the filing of this opinion as an exhibit to the Form N-14 Registration Statement and to all references to our firm therein.

Very truly yours,

Dechert LLP 1900 K Street, N.W. Washington, DC 20006-1110 +1 202 261 3300 Main +1 202 261 3333 Fax

CONSENT OF DECHERT LLP

We consent to the filing of our form of tax opinion as an exhibit to the Registration Statement on Form N-14 of Seasons Series Trust to be filed with the Securities and Exchange Commission and to the discussion of the opinion and references made to our Firm therein and in any amendments thereto.

/s/ Dechert LLP
Dechert LLP 1900 K Street, N.W.
Washington, D.C. 20006-1110

July 29, 2026